UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 21, 2007 (February 16, 2007)
iMEDIA INTERNATIONAL, INC.
(Exact name of Registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation)	000-50159 (Commission File Number)	56-2428786 (IRS Employer Identification Number)
1721 21st Street
Santa Monica, California 90404
(Address of principal executive offices)
Registrant’s telephone number, including area code: (310) 453-4499
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On December 20, 2007, iMedia International, Inc. (the “Company”) entered into a Reorganization Agreement (the “Reorganization Agreement”) for the purpose of reorganizing its outstanding debt and equity (the “Reorganization”), pursuant to which up to approximately $15,180,000 of the Company’s unaudited outstanding trade payables, promissory notes, accrued expenses, other liabilities, redeemable Series A 6% Convertible Preferred Stock (“Series A Preferred”) and Series B 6% Convertible Preferred Stock (“Series B Preferred”), as of December 20, 2007, would be exchanged for a number of shares of the Company’s common stock, $0.001 par value per share (“Shares”), representing approximately 80% of the outstanding Shares following the Reorganization prior to further dilution resulting from the additional debt or equity financing of between $750,000 and $1,500,000 that the Reorganization Agreement required the Company to obtain. The Reorganization Agreement became effective on December 21, 2007.
     Pursuant to the Reorganization Agreement, holders of secured demand notes previously issued by the Company, holders of shares of Series A Preferred and Series B Preferred, and certain other unsecured accredited creditors of the Company will receive 10,045,770 Shares in exchange for the surrender and cancellation of all obligations due in connection with the secured demand notes, the Series A Preferred and Series B Preferred and certain other unsecured indebtedness of the Company, including 999,104 of the Company’s outstanding warrants.
     In addition, the Company’s executive management team agreed to cancel 345,409 options to purchase Shares and defer a minimum of 25% of their compensation until the Reorganization was completed. Executive management has agreed to voluntarily continue the deferral of a minimum of 25% their compensation on a month-to-month basis.
     As a result of, and as of the date of, the consummation of the Reorganization and without giving effect to any additional financing in conjunction with the Reorganization, the Company estimates that its outstanding indebtedness and other liabilities, excluding trade payables and accrued expenses incurred in the ordinary course of business, and deferred compensation, do not exceed $100,000.
     As a condition to the closing of the Reorganization Agreement, the Company was required to obtain debt or equity financing of not less than $750,000 and not more than $1,500,000. The signatories to the Reorganization Agreement agreed that (i) the initial financing would result in $750,000 of gross proceeds to the Company and that the investors in such financing would receive up to 25% of the fully diluted capital of the Company for such funds, and (ii) one or more persons or entities affiliated with the Company or the Company’s executive management would be permitted to participate as investors in such financing. Accordingly, on December 20, 2007, the Company entered into a Securities Purchase Agreement (the “Williamson Agreement”) with Henry Williamson, the Company’s Chief Executive Officer and Chairman of the Company’s Board of Directors (the “Board”). Pursuant to the Williamson Agreement, the Company will issue to Mr. Williamson 5,082,504 Shares, equating to 25% of the fully diluted capital of the Company, for an aggregate consideration of $770,688, comprised of $108,967 in cash and cancellation of $661,721 due under a secured demand note previously issued by the Company to Mr. Williamson for monies drawn by the Company against the note in anticipation of the closing of the Reorganization Agreement. The $661,721 is comprised of the $641,033 in principal drawn by the Company under the note plus $20,688 in accrued and unpaid interest.
     In addition, pursuant to the terms and conditions of the Reorganization Agreement the Company has the discretion to sell up to 5,082,504 additional Shares to Mr. Williamson for up to an additional six weeks after the effective date of the Reorganization Agreement in order to obtain the maximum financing on terms and conditions acceptable to the Board without further approvals of the other signatories to the Reorganization Agreement.
     The Reorganization Agreement also required the Company to (i) adopt a stock ownership plan, described below in Item 5.02; (ii) enter into employment agreements with three of the Company’s executive officers and directors, also described below in Item 5.02; and (iii) obtain stockholder approval of and effect a twenty-six-for-one reverse stock split of the outstanding Shares, which reverse stock split was approved by the Company’s stockholders on August 30, 2007, and effected under Delaware law on December 20, 2007, by the Company’s filing of a Certificate of Amendment of its Certificate of Incorporation with the Secretary of State of the State of Delaware. The Company has notified NASDAQ of the reverse stock split being effected by it. Share issuances reflecting the reverse stock split will be made after NASDAQ completes its processing of the split and designates an effective date for the split in the marketplace.
     At December 20, 2007, as a result of the Reorganization Agreement the Company has issued and outstanding 19,972,876 Shares, zero shares of the Company’s preferred stock, and options and warrants to purchase 92,908 and 184,062 Shares, respectively, at prices ranging from $0.91 to $5.20 and $3.90 to $45.50, respectively. The foregoing reflects the completion of the reverse stock split, described above.
Item 3.02 Unregistered Sales of Equity Securities.
     Pursuant to the Reorganization Agreement, the Company will issue an aggregate of:
(i)	6,403,464 Shares to the secured demand note holders signatory to the Reorganization Agreement in exchange for the surrender and cancellation of an aggregate principal amount of $4,380,000 due under the notes, which includes $730,000 in non-cash extension fees and accrued and unpaid interest and marketing expenses totaling $1,171,898. Any and all other obligations due under the related notes were also canceled;

(ii)	2,882,494 Shares to Series A Preferred and Series B Preferred holders signatory to the Reorganization Agreement in exchange for the surrender and cancellation of an aggregate of 3,040 shares of the Company’s Series A Preferred and warrants to purchase 292,308 Shares with an outstanding principal balance of $3,040,000 and 4,920 shares of the Company’s Series B Preferred and warrants to purchase 567,692 Shares with an outstanding principal balance of $4,920,000, along with accrued but unpaid dividends of $221,626 and $351,892, respectively, liquidated damages of $1,995,554 and $3,115,103, respectively, and any other amounts payable in connection therewith; and

(iii)	759,812 Shares to other unsecured accredited creditors signatory to the Reorganization Agreement in exchange for the cancellation of an aggregate of $903,946 of indebtedness of the Company.
     Also as part of the Reorganization, an additional 139,104 of commission warrants issued in association with the Series A and B Preferred financings were surrendered and canceled. No Shares or any other form of compensation was provided to the holders of the commission warrants as the holders generally had received the warrants as compensation to bring in their clients as investors and, accordingly, the surrender of the warrants benefited their respective clients/investors. The foregoing reflects the completion of the reverse stock split, described above.
     As described above, on December 20, 2007, the Company entered into the Williamson Agreement, pursuant to which the Company will issue to Mr. Williamson 5,082,504 Shares, equating to 25% of the fully diluted capital of the Company, for an aggregate consideration of $770,688, comprised of $108,967 in cash and cancellation of $661,721 due under a secured demand note previously issued by the Company to Mr. Williamson under which the Company could draw up to $750,000. The $661,721 includes $641,033 in principal due under the note plus $20,688 in accrued and unpaid interest.
     The offers and sales of the Shares under the Reorganization Agreement and the Williamson Agreement (the “Sales”) are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Rule 506 under the Securities Act based on the following: (1) the recipients of the Shares are all accredited investors within the meaning of Rule 501(a) under the Securities Act; (2) the Company has acted in accordance with Rule 502(d) under the Securities Act to restrict resales of the Shares issued in the Sales; (3) there were no more than 35 non-accredited investors in any transaction within the meaning of Rule 506(b) under the Securities Act after taking into consideration all prior investors under Section 4(2) of the Securities Act within the six months preceding the Sales; and (4) the Sales were not effected through any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     In connection with the Reorganization Agreement, on November 15, 2007, the Company adopted the iMedia International, Inc. 2007 Stock Incentive Plan (the “Plan”) to become effective upon the effective date of the Reorganization Agreement. Pursuant to the Plan, the Company may grant to employees, officers, directors, consultants, independent contractors, and advisors of the Company or any parent or subsidiary of the Company Shares or options to purchase Shares. The Company has reserved 7,500,000 Shares for issuance under the Plan. The Plan provides for appropriate adjustment to the number of Shares available for issuance under the Plan and to grants made under the Plan in the event of certain stock dividends, recapitalizations, stock splits, reverse stock splits, subdivisions, combinations, reclassifications or other similar changes in the capital structure of the Company. The foregoing reflects the completion of the reverse stock split, described above.
     The Plan is to be administered by a committee of two or more members of the Board or, in the absence of the designation of such a committee, by the Board. The Board selected the Company’s President, Scott Kapp, and Chief Financial Officer and Chief Operating Officer, Anthony J. Fidaleo, to be the initial members of the committee charged with administering the Plan. The Board may terminate the Plan or amend the Plan in any respect; provided that the Board may not amend the Plan in any manner that requires stockholder approval without obtaining such approval. Unless terminated earlier in accordance with its terms, the Plan will terminate ten years from the date it was adopted by the Board.
     In accordance with the Reorganization Agreement, upon effectiveness of the Plan, the Company granted (i) 762,376 restricted Shares to Mr. Williamson; (ii) 344,491 restricted Shares to Mr. Kapp; and (iii) 758,529 restricted Shares to Mr. Fidaleo. Including the foregoing issuances under the Plan, each of the three executives has been granted a total of 762,376 restricted Shares, excluding Shares to be issued to Mr. Williamson under the Williamson Agreement. One-third of such Shares vested on the date of grant, one-third will vest on the first anniversary of the grant date, and one-third will vest on the second anniversary of the grant date. Additionally, upon effectiveness of the Plan, Mr. Williamson, Mr. Kapp and Mr. Fidaleo were granted approximately 508,250 Shares each that will be issuable upon the achievement of stated performance goals by the Company (“Milestone Shares”). If the performance goals are achieved, one-third of the Milestone Shares will vest on the date of grant, one-third will vest on the first anniversary of the grant date, and one-third will vest on the second anniversary of the grant date.
     As required by the Reorganization Agreement, the Company also has allocated an aggregate of 357,143 Shares and 237,150 Milestone Shares under the Plan for issuance as stock options to certain employees of the Company upon the effectiveness of the Reorganization. Such Shares and Milestone Shares will be subject to the same vesting terms as the executive officer grants discussed above.
     On December 20, 2007, pursuant to the Reorganization Agreement the Company and each of Mr. Williamson, Mr. Kapp and Mr. Fidaleo entered into an Addendum to Executive Employment Agreement (each, an “Addendum”), in each case, amending the respective Executive Employment Agreement previously entered into by the Company and the applicable executive. Each Addendum provides for a continued term of employment of three years. Pursuant to each Addendum, the executive agreed to defer 25% of his base salary and 100% of his automobile allowance until consummation of the initial round of financing under the Williamson Agreement (the “Financing”). Upon consummation of the Financing, each of the executives volunteered to continue to defer 25% of his base salary and 100% of his automobile allowance on a month-to-month basis. In the Addenda, the executives agreed to forfeit and cancel 170,308, 29,413 and 103,711 options to purchase Shares, respectively, representing all options to purchase Shares that had been granted to the executives prior to June 1, 2007, subject to consummation of the Financing. The Addenda also provide for the awards described above of restricted Shares under the Plan to Mr. Williamson, Mr. Kapp and Mr. Fidaleo. The foregoing reflects the completion of the reverse stock split, described above.

     On June 1, 2007, as part of the Company’s reorganization plan and subject to consummation of the Reorganization Agreement and the Financing, David MacEachern and Franklin Unruh, as then-Board members of the Company, agreed to forfeit and cancel 34,509 and 7,468 options to purchase Shares, respectively, representing all options to purchase Shares that had been granted to them as executives prior to June 1, 2007. The foregoing reflects the completion of the reverse stock split, described above.
     On February 16, 2007, the Company entered into a termination and severance agreement with Mr. MacEachern, the Company’s then-Chairman of the Board and Chief Architect, co-founder, and former Chief Executive Officer. Under the terms and conditions of the termination and severance agreement:
i.	The Company will pay Mr. MacEachern a severance amount totaling $90,000 to be paid over 18 months in semi-monthly installments of $2,500.00;

ii.	Mr. MacEachern agreed to a non-compete of any and all activities related to iMedia’s business, during the 18-month term of payments. Mr. MacEachern will be able act as an independent contractor to continue selling iMedia products and services at a mutually agreed-upon percentage with sales management;

iii.	Mr. MacEachern agreed to relinquish his active position as the Chairman and Chief Architect of iMedia and was named Chairman Emeritus, a non-voting position on the Board which will be reviewable at the end of the 18-month period;

iv.	Mr. MacEachern agreed to assist in the reorganization of the other Board positions to create a five-person Board for iMedia whereby Messrs. Williamson and Fidaleo were added to the Board, with Mr. Williamson being named Chairman of the Board and Mr. Fidaleo assuming the additional role of Chief Operating Officer;

v.	As part of the reorganization of the Board, Mr. MacEachern agreed to remain on the Board as an interim director until such time as a suitable replacement could be found, but not to exceed a period of six months; and

vi.	Concurrent with the signing of the termination and severance agreement, Messrs. MacEachern, Kapp and Unruh, the Company’s then-full Board, voted to approve that Messrs. Williamson, Fidaleo and Kapp would comprise the executive committee of the new Board.
     On April 4, 2007, the Company terminated for cause Kevin Platé, the Company’s former Executive Vice President of Sales and Business Development for the Company’s primary subsidiary iMedia US, LLC. In March 2007, the Company discovered that Mr. Platé had been actively soliciting certain of the Company’s clients as well as critical personnel to start a competing company while still employed by iMedia. The Company brought legal action against Mr. Platé and Media Solutions Network, LLC on March 23, 2007 to cease and desist from such actions and is currently in the process of a court-ordered mediation to settle the complaint. Should the mediation fail, the Company will likely proceed to file a case in court to seek damages. The total damages have not been fully calculated.
Item 8.01 Other Events.
     As reported in the Company’s Current Report on Form 8-K dated January 19, 2007, the Company’s securities were removed from quotation on the OTC Bulletin Board effective December 26, 2006. The delisting resulted from the Company’s failure to timely file its Quarterly Report on Form 10-QSB for the period ended September 30, 2006. The Company’s Shares have been quoted solely on the Pink Sheets since December 26, 2006.
     On February 16, 2007, the Company finalized ongoing negotiations with, and entered into a formal agreement to purchase certain assets of, iPublishing, Inc. (“iPublishing”) and to terminate the perpetual licensing and management agreements then in effect with an effective date of January 1, 2007. iPublishing is a privately held company wholly owned one-third each by Messrs. MacEachern, Kapp and Unruh, also the co-founders of iMedia, which owned certain intellectual property for which the Company had a perpetual licensing agreement and a management agreement whereby the professional services of the three principals were provided to iMedia.

     In exchange for a final one-time unaudited royalty payment of $50,000.00 plus $5,000.00 per month for a period of 18 months beginning February 2007, for a total cash consideration of $140,000, iPublishing agreed to sell, assign, or otherwise deliver to iMedia all of its intellectual property rights or related corporate assets, except cash, accounts receivable, and the rights to the name or any use of the name “iPublishing” other than as required in matters related to Securities and Exchange Commission correspondence and filings or other legal matters.
     In addition, the shareholders of iPublishing agreed to a full covenant not to compete with the Company and its subsidiaries in any manner that relates to a disc, website, or any other program that has been historically sold, offered or contemplated as a line of business by the Company without the prior written consent of the Company for a minimum period of 18 months from the date of the agreement.
     The Company’s Board currently consists of the following members: Henry D. Williamson, Scott J. Kapp, Franklin H. Unruh and Anthony J. Fidaleo. In addition to being Chairman of the Board, upon consummation of the transactions contemplated by the Reorganization Agreement and the Williamson Agreement, Mr. Williamson became the holder of 29.26% of the Company’s outstanding Shares.
[Signature Page Follows]

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iMEDIA INTERNATIONAL, INC.
By:	/s/ Anthony J. Fidaleo
Anthony J. Fidaleo
Executive Vice President, Chief Financial Officer and Chief Operating Officer Dated: December 21, 2007

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